UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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O'CHARLEY'S INC.
(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES Z
CRESCENDO INVESTMENTS II, LLC
CRESCENDO PARTNERS III, L.P.
CRESCENDO INVESTMENTS III, LLC
ERIC S. ROSENFELD
DOUGLAS BENHAM
ANTHONY BERGAMO
ARNAUD AJDLER
GREGORY MONAHAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Crescendo  Partners II,  L.P., Series Z ("Crescendo  Partners"), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the election of four nominees as directors at the 2008 annual meeting of stockholders (the "Annual Meeting") of O’Charley’s Inc. (“O’Charley’s”).  Crescendo Partners has not yet filed a proxy  statement with the SEC with regard to the Annual Meeting.

Item 1: On December 21, 2007, Crescendo Partners issued the following press release:

CRESCENDO PARTNERS DISCLOSES NOMINATION OF FOUR HIGHLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION TO THE O’CHARLEY’S INC. BOARD AT THE 2008 ANNUAL MEETING

Believes Company’s Share Price is Significantly Undervalued and Urges Company to Immediately Explore Strategic Alternatives to Maximize Shareholder Value

NEW YORK, NY - DECEMBER 21, 2007 - Crescendo Partners II, L.P., Series Z (“Crescendo Partners II”) announced today that it has nominated a slate of four director nominees for election to the Board of Directors of O’Charley’s Inc. (“O’Charley’s” or the “Company”)(NASDAQ:CHUX) at the Company’s 2008 Annual Meeting of Shareholders.  Crescendo Partners II, which together with its affiliates beneficially owns an aggregate of 2,496,724 shares, or approximately 11.2% of the outstanding shares, of common stock of the Company, detailed its intention in a written notice to the Corporate Secretary of O’Charley’s.

“As O’Charley’s largest shareholder, we firmly believe that the shares of the Company are significantly undervalued and the current price of the shares does not reflect the intrinsic value of the Company’s real estate assets, the opportunity to increase profitability through refranchising of Company-owned restaurants in under-penetrated markets or the opportunity to accelerate the nationwide rollout of the O’Charley’s-brand concept through franchising agreements,” stated Eric Rosenfeld, Chairman and CEO of Crescendo Partners. “We have urged and continue to urge O’Charley’s to immediately explore strategic alternatives to maximize shareholder value, including (i) a significant repurchase of shares, (ii) the sale-leaseback of the Company’s real estate assets, (iii) the refranchising of Company-owned restaurants in under-penetrated markets and (iv) the exploration of a sale of the Company’s Stoney River restaurant concept.  Alternatively, the Company could explore an outright sale.  Crescendo Partners II has nominated four experienced restaurant and corporate finance industry professionals to assist in maximizing shareholder value.”

Douglas Benham is a restaurant industry veteran.  From January 2004 until April 2006, Mr. Benham served as President and CEO of Arby’s Restaurant Group, during which time he led a revitalization of the 40 year old, multi-billion dollar quick service concept, including a rebuilding of the management team and repositioning of the brand and marketing.  Prior to serving as President and CEO of Arby’s, Mr. Benham served for fourteen years on the Board of Directors and as Chief Financial Officer of RTM Restaurant Group, Arby’s largest franchisee.  Mr. Benham is currently President and CEO of DNB Advisors, LLC, a restaurant industry consulting firm.

Anthony Bergamo is a seasoned executive who served as a director and Chairman of the Audit Committee of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, from 2002 until its acquisition in 2006.  He has held various positions with MB Real Estate since April 1996, including the position of Vice Chairman since May 2003.  Additionally, since July 2007, Mr. Bergamo has served as a Director of SP Acquisition Holdings, Inc., where he serves as Audit Chairman on the Governance and Nominating Committee.

Arnaud Ajdler has been a Managing Director of Crescendo Partners II, L.P., since December 2005. Since its inception in June 2006, Mr. Ajdler has served as a director and the Secretary of Rhapsody Acquisition Corp.  From June 2004 until June 2006 Mr. Ajdler also served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation.  Arpeggio completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Ajdler has served as a Director of the surviving company, a NASDAQ listed company.  From August 2006 until the Company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc.  Mr. Ajdler is also an adjunct professor at Columbia University Business School where he teaches a course in value investing.  Mr. Ajdler received a B.S. in engineering from the Free University of Brussels, Belgium, an S.M. in Aeronautics from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

Gregory Monahan has been the Vice President of Crescendo Partners II, L.P., since December 2005.  Mr. Monahan founded Bind Network Solutions in March 1998 and served with that company until its sale in November 2002.  Mr. Monahan has also served as Assistant to the Chairman of the Board and Board Observer of Computer Horizons Corp.  Mr. Monahan received a B.S. from Union College and an M.B.A. from Columbia University Business School.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Crescendo PARTNERS II, L.P., Series Z (“Crescendo Partners II”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of shareholders of O’Charley’s Inc., a Tennessee corporation (the “Company”).

CRESCENDO PARTNERS II ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Crescendo Partners II, Crescendo Investments II, LLC, a Delaware limited liability company ("Crescendo Investments II"), Crescendo Partners III, L.P., a Delaware limited partnership (“Crescendo Partners III”), Crescendo Investments III, LLC, a Delaware limited liability company (“Crescendo Investments III”), Eric Rosenfeld, Douglas Benham, Anthony Bergamo, Arnaud Ajdler and Gregory Monahan.

Crescendo Partners II beneficially owns 2,360,250 shares of Common Stock of the Company. As the general partner of Crescendo Partners, Crescendo Investments II may be deemed to beneficially own the 2,360,250 shares of the Company beneficially owned by Crescendo Partners II.

Crescendo Partners III beneficially owns 136,474 shares of Common Stock of the Company.  As the general partner of Crescendo Partners III, Crescendo Investments III may be deemed to beneficially own the 136,474 shares of the Company beneficially owned by Crescendo Partners III.

Eric Rosenfeld, as the managing member of Crescendo Investments II, which in turn is the general partner of Crescendo Partners II, may be deemed to beneficially own the 2,360,250 shares of Common Stock owned by Crescendo Partners II.  Additionally, Eric Rosenfeld, as the managing member of Crescendo Investments III, the general partner of Crescendo Partners III, may be deemed to beneficially own the 136,474 shares of Common Stock owned by Crescendo Partners III.

Douglas Benham owns 10,000 shares of Common Stock of the Company, and as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 2,360,250 Shares beneficially owned by Crescendo Partners II and the 136,474 shares of Common Stock owned by Crescendo Partners III.

Anthony Bergamo owns 5,000 shares of Common Stock of the Company, and as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 2,360,250 shares of Common Stock owned by Crescendo Partners II and the 136,474 shares of Common Stock owned by Crescendo Partners III.

Arnaud Ajdler does not directly own any shares of Common Stock of the Company.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 2,360,250 shares of Common Stock owned by Crescendo Partners II and the 136,474 shares of Common Stock owned by Crescendo Partners III.

Gregory Monahan does not directly own any shares of Common Stock of the Company, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 2,360,250 shares of Common Stock owned by Crescendo Partners II and the 136,474 shares of Common Stock owned by Crescendo Partners III.

For Additional Information Please Contact:

Crescendo Partners II, L.P.
Eric Rosenfeld, Arnaud Ajdler or Gregory Monahan, (212) 319-7676